===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           CYBEX INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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     (3) Per unit price or other underlying value of transaction computed
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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/1/ Set forth the amount on which the filing fee is calculated and state how it
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

                           CYBEX INTERNATIONAL, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 23, 2000

                               ----------------

  The Annual Meeting of Shareholders of Cybex International, Inc., a New York corporation (the "Corporation"), will be held at the Corporation's executive offices located at 10 Trotter Drive, Medway, Massachusetts 02053 on Tuesday, May 23, 2000 at 2:00 P.M., local time, for the following purposes:

    1. To elect two directors.

    2. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on April 4, 2000 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

  TO MAKE CERTAIN THAT YOUR SHARES WILL BE VOTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS.

                                          By Order of the Board of Directors

                                          Joan Carter
                                          Secretary

Medway, Massachusetts
April 18, 2000

                           CYBEX INTERNATIONAL, INC.

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                          To be held on May 23, 2000

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cybex International, Inc. (the "Corporation" or the "Company") to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, May 23, 2000 and at any adjournments of the meeting (the "Annual Meeting"). Shareholders of record at the close of business on April 4, 2000 will be entitled to notice of, and to vote at, such meeting.

  The mailing address of the Corporation's principal executive offices is 10 Trotter Drive, Medway, Massachusetts 02053. The approximate date on which this Proxy Statement and the form of proxy were first sent or given to the shareholders of the Corporation was April 18, 2000.

  The Annual Report of the Corporation for the year ended December 31, 1999, including audited financial statements, accompanies this Proxy Statement.

                                 VOTING RIGHTS

  As of the close of business on the record date, the Corporation had outstanding 8,699,944 common shares, par value $.10 per share ("Common Shares"). At all meetings of shareholders, holders of Common Shares are entitled to one vote, exercisable in person or by proxy, for each Common Share held.

  Shareholders who execute proxies may revoke them at any time before they are voted by notice to the Corporation in writing or at the meeting or by delivering, at or prior to the meeting, a properly executed later-dated proxy. Shares represented by an effective proxy given by a shareholder will be voted as directed, unless authority to vote is withheld. If a signed proxy is received but no specification is made thereon, the shares represented thereby will be voted in accordance with the recommendations of the Board of Directors.

  A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to conduct the election of directors and any other matters which may come before the meeting. If such a majority is represented at the meeting, then the two nominees for director who receive the highest number of votes cast will be elected. The affirmative vote of at least a majority of the votes cast is required for the approval of any other matter coming before the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

                             ELECTION OF DIRECTORS

                               (Proposal No. 1)

  The Board of Directors currently consists of eight directors divided into three classes. Two persons are to be elected to the Board of Directors at the Annual Meeting to serve until the 2003 Annual Meeting. Management's nominees for election as directors are John Aglialoro and Jerry Lee. Kay Knight Clarke, a director whose term expires at the Annual Meeting, is not standing for reelection, and the Board of Directors immediately upon the Annual Meeting will be reduced in size to seven. The Corporation's remaining five directors will continue in office for the terms specified below. The persons named in the enclosed Proxy intend to vote for the election of the two nominees named above, unless instructions to the contrary are given therein. Proxies may not be voted for a greater number of persons than the number of nominees named below.

  The nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the person or persons voting the proxies will vote for such nominees as the Board of Directors of the Corporation may select.

  Nominees for directors who receive a plurality of the votes cast by the holders of the outstanding Common Shares entitled to vote at the Annual Meeting will be elected. Abstentions, broker non-votes, and withheld votes are not counted in determining the number of votes cast for any nominee for director. The Board of Directors recommends a vote FOR each nominee.

  The following table lists the name, age, principal occupation and certain business experience of each of the two nominees and the five continuing directors of the Corporation whose terms of office will continue after the Annual Meeting, the year in which each director's term of office will expire (assuming, in the case of each of the nominees, such nominees are elected at the Annual Meeting) and the year in which each director was first elected as a director of the Corporation.

  With the exception of Mr. Aglialoro and Ms. Carter, who are married, there are no family relationships between the directors and executive officers of the Company.

                          Age at                                                           Year First
                         March 31,          Principal Occupation and            Year Term    Became
Name                       2000            Certain Business Experience         Will Expire  Director
----                     --------- ------------------------------------------- ----------- ----------
Nominees for Director
John Aglialoro..........     56    Chairman and Chief Executive Officer of UM     2003        1997
                                   Holdings Ltd. ("UM"), which he co-founded
                                   in 1973. He served as a Director of Trotter
                                   Inc. from 1983 until its merger with the
                                   Company in 1997.

Jerry Lee...............     63    Retired. Partner of Ernst & Young, LLP from    2003        1997
                                   1969 to 1995, including managing partner of
                                   the Philadelphia office from 1979 to 1989.
                                   Director, Premier Research Worldwide, Ltd.

Continuing Directors
James H. Carll..........     51    Partner since 1983 of Archer & Greiner, A      2001        1997
                                   Professional Corporation, a law firm which
                                   acts as general counsel for the
                                   Corporation.

Joan Carter.............     56    President and Chief Operating Officer of       2002        1997
                                   UM, which she co-founded in 1973. She
                                   served as a Director of Trotter Inc. from
                                   1983 until its merger with the Company in
                                   1997. Chairman of the Board, Federal
                                   Reserve Bank of Philadelphia.

Peter C. Haines.........     49    President and Chief Executive Officer of       2001        1998
                                   the Corporation since May, 1997. Mr. Haines
                                   was employed by Trotter Inc. since 1980,
                                   serving as its President from 1983 until
                                   its merger with the Company in 1997.

Arthur W. Hicks, Jr. ...     41    Vice-President and Chief Financial Officer     2001        1997
                                   of UM since 1988. Mr. Hicks is also a
                                   certified public accountant. Mr. Hicks
                                   served as a director of Trotter Inc. from
                                   1994 until its 1997 merger with the
                                   Company.

Alan H. Weingarten......     59    President and Chief Executive Officer of       2002        1987
                                   Alan H. Weingarten & Associates, Inc.,
                                   consultants in general management,
                                   marketing and product planning, since 1986.

Meetings and Committees of the Board of Directors

  The Board of Directors of the Corporation held five meetings during 1999. All directors attended more than 75% of the meetings of the Board and their respective Board Committees.

  The Board of Directors has standing Executive, Audit, Compensation, and Stock Option Committees.

  The Executive Committee consists of Joan Carter, James Carll and John Aglialoro (Chair). The Executive Committee has, with certain exceptions, all of the authority of the Board of Directors. In addition, the Executive Committee makes recommendations to the Board with respect to management nominees to the Board and reviews and makes recommendations with respect to such shareholder nominees to the Board as may be submitted to the Corporation. The Executive Committee will consider the names and qualifications of candidates for the Board of Directors submitted by shareholders in accordance with the procedures described in "Shareholder Proposals and Director Nominations for 2001 Annual Meeting".

  The Executive Committee also evaluates the performance of the Corporation's Chief Executive Officer, recommends committee selections to the Board, and evaluates and makes recommendations regarding the administration of the Board of Directors and Director compensation. The Executive Committee held one meeting during 1999, and also acted by unanimous written consent.

  The Audit Committee consists of Alan H. Weingarten, Jerry Lee and Arthur W. Hicks, Jr. (Chair). The functions of the Committee are to recommend to the Board of Directors the engagement and discharge of the independent auditors for the Corporation, analyze the report of such auditors, and make such recommendations to the Board with respect thereto as such committee may deem advisable. The Committee held seven meetings in 1999.

  The Compensation Committee currently consists of James Carll, Kay Knight Clarke, and Joan Carter (Chair). The function of the Committee is to make recommendations to the Board of Directors concerning executive compensation and benefits policies for the Corporation. The Committee held three meetings during 1999.

  The Stock Option Committee consists of Kay Knight Clarke and Jerry Lee (Chair). The Committee administers the Corporation's stock option plans, awarding stock options to key employees and nonemployee directors of the Corporation and determining the terms and conditions on which the options are granted. The Committee held four meetings during 1999.

Compensation of Directors

  The Company's compensation program for nonemployee directors during 1999 provided that each nonemployee director receive an annual retainer of $18,000, seventy percent of which was paid in shares of Company Common Stock (using the price per share on January 1 of such year) pursuant to the Company's 1995 Stock Retainer Plan for Nonemployee Directors (the "Retainer Plan"). In addition, Committee chairmen receive an annual retainer of $2,400. Directors also receive $1,000 per day for each Board meeting attended, $500 per telephone meeting and $500 for each Committee meeting attended. During 1999 pursuant to the Retainer Plan, nonemployee directors received, depending upon the portion of the year served, between 1,121 shares and 2,965 shares of Company Common Stock, representing the stock component of their annual retainer. In addition, and separate from the Retainer Plan, John Aglialoro receives, for serving as the Chairman of the Board, shares of Company Common Stock at the rate of 5,000 shares per annum.

Certain Relationships and Related Transactions

  On May 23, 1997, Trotter Inc. ("Trotter") and a wholly-owned subsidiary of the Corporation were merged (the "Merger"). As a result, Trotter, which prior to the Merger was a wholly-owned subsidiary of UM Holdings Ltd. ("UM"), became a wholly-owned subsidiary of the Corporation and UM was issued 4,273,056 shares of the Corporation's Common Shares in exchange for all of Trotter's outstanding shares. John Aglialoro and Joan Carter are executive officers and directors of UM and effectively own 100% of the stock of UM.

  Until the consummation of the Merger, Trotter was included in the consolidated income tax filings of UM. Trotter, UM and other subsidiaries of UM entered into a tax sharing agreement pursuant to which Trotter paid to UM amounts equal to the income taxes which Trotter would otherwise have paid had it filed separate income tax returns. The portion of the Company's 1997 net operating loss attributable to Trotter represents a net operating carry forward available to UM. UM has agreed to remit $585,000 to Cybex upon its utilization of this net operating carry forward. Pursuant to the tax sharing agreement, UM has agreed to indemnify Trotter from any liability pertaining to an adjustment or proposed adjustment of the UM consolidated tax returns, to the extent pertaining to UM or its subsidiaries other than Trotter and its subsidiaries; likewise, Trotter has agreed to indemnify UM from any liability relating to any adjustment or proposed adjustment to the consolidated tax returns of UM to the extent pertaining to Trotter or any of its subsidiaries.

  James H. Carll, a director of the Company, is a stockholder of Archer & Greiner, P.C., which acts as general counsel of the Corporation.

                            EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

  The Compensation Committee of the Board of Directors consists entirely of non-management directors and its primary function is to make recommendations to the Board of Directors concerning executive compensation and benefit policies for the Company.

  The Committee believes that the most effective compensation program is one that provides executives with competitive base salaries and incentives to achieve both current and long-term strategic business goals of the Company. Compensation should reward results, not effort, and be tied to shareholder value.

  The Committee seeks to accomplish this result by having annual incentive compensation tied to two measurements, earnings per share and revenue growth. Long-term incentive compensation is based on stock option awards, where the ultimate value depends upon the future performance of the Company's Common Stock over the term of the option.

  The Company's executive compensation programs are designed to:

  1. Align the interests of executive officers with the long-term interests of shareholders.

  2. Motivate and challenge executive officers to achieve both annual and long-term strategic business goals.

  3. Support an environment that rewards executive officers based upon corporate results.

  4. Attract and retain executive officers best qualified to promote the long-term success of the Company.

  The three basic components of executive officer compensation consist of (1) base salary; (2) annual incentive compensation; and (3) long-term incentives in the form of stock options. The executive officers also participate in employee benefit plans available generally to the Company's employees.

  Base Salary: In determining executive compensation levels, the Committee reviewed compensation levels at manufacturing companies of comparable size to the Company located in the New England region and nationally. The base salary of each executive officer is determined at levels considered appropriate for comparable positions at these peer companies. The Committee's policy is to target base salary at the peer average, ranging to the 75th percentile to reflect special circumstances. In 1999 executive officer base salaries were as a general matter at the peer average, and in any event not above the 75th percentile.

  Annual Incentive Compensation: To reinforce the attainment of Company's goals, the Committee believes that a significant portion of the annual compensation of executive officers should be in the form of variable incentive pay. The Committee instituted a performance-based bonus program for executive officers for 1999 which was based upon earnings per share and revenue targets, pursuant to which executive officers could have potentially earned 30% of base salary in cash bonus awards. Based upon actual 1999 performance, no bonuses were paid pursuant to this program.

  Long-Term Incentive in Form of Stock Options. The Committee believes that significant management ownership of the Company's stock effectively motivates the building of shareholder wealth and aligns the interests of management with those of the Company's shareholders. The Committee also recognizes the dilutive effect that option grants can have on shareholder value. The Committee seeks to balance the need to provide management motivation with the shareholder cost of doing so. The goal is to use options as both a reward and a motivator.

  Options are issued at a per share exercise price equal to market price on the date of grant and generally become exercisable over four years in equal annual increments, contingent upon the officer's continued employment with the Company. Option grants are reviewed annually by the Stock Option Committee and a total of 129,000 options were issued to employees including executive officers during 1999. For further information with respect to options to the Named Executive Officers, see the tables under the headings "Option Grants in 1999" and "Aggregate Option Exercises in 1999 and Option Values at December 31, 1999" below.

  Chief Executive Officer Compensation. The compensation plan for Mr. Haines contains the same elements and operates in the same manner as the compensation plan described above for the other executive officers. Mr. Haines' base salary is comparable to CEOs at the peer companies utilized by the Committee.

  Mr. Haines has been granted, and currently holds, options to acquire 463,153 shares, including options for 4,000 shares granted in 1999. The 1999 options become exercisable (contingent upon continued employment) in four equal annual installments. The Committee believes that the options granted to Mr. Haines provide a significant incentive to Mr. Haines and aligns his interest directly with the Company's shareholders. The options also place a significant portion of Mr. Haines' total compensation at risk since the options' value depends on the Company's common stock performance over the option term.

  Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers to the extent that compensation exceeds $1,000,000 per covered officer in any fiscal year. The limitation applies only to compensation, which is not considered to be performance-based. Non-performance-based compensation paid to the Company's executive officers for 1999 did not exceed the $1,000,000 limit per officer, and the Committee does not anticipate that the non-performance-based compensation to be paid the Company's executive officers in the foreseeable future will exceed that limit.

                     Members of the Compensation Committee

                              Joan Carter, Chair
                                  James Carll
                               Kay Knight Clarke

Compensation Committee Interlocks and Insider Participation

  At the end of 1999, the Compensation Committee consisted of James Carll, Kay Knight Clarke, and Joan Carter (Chair).

  Joan Carter is a Director, President and principal stockholder of UM, which is a major shareholder of the Corporation. James Carll is a stockholder of Archer & Greiner which acts as general counsel to the Corporation. See "Certain Relationships and Related Transactions."

Performance Graph

  The following graph compares the five-year cumulative total return (change in stock price plus reinvested dividends) on the Common Stock with the total returns of the American Stock Exchange Market Value Index, a broad market index covering stocks listed on the American Stock Exchange, and the companies in the Sporting and Athletic Goods industry (SIC Code 3949), a group encompassing approximately 19 companies (the "SIC Index").

                                    [GRAPH]

                Comparison of 5 Year Cumulative Total Return of
              CYBEX International, Inc., Amex Market Value Index
                               and the SIC Index

                                       1994   1995   1996   1997   1998   1999
                                      ------ ------ ------ ------ ------ ------
Cybex International, Inc. ........... 100.00  73.53  76.96  95.59  33.33  20.59
SIC Index............................ 100.00  90.01  88.10  86.28  37.58  47.54
Amex Mkt. Value Index................ 100.00 128.90 136.01 163.66 161.44 201.27

  Assumes $100 invested on December 31, 1994 and dividends are reinvested.
Source: Media General Financial Services.

Summary Compensation Table

  The following table sets forth information in respect of the compensation for 1999, 1998 and 1997 of the persons (sometimes collectively referred to as the "Named Executive Officers") who were, during 1999, the Chief Executive Officer, and the four other most highly compensated executive officers of the Corporation at the end of 1999 and up to two additional executive officers who served as an executive officer at any time during 1999, whose salary and bonus exceeded $100,000 for the year.

                                     Annual
                                Compensation(1)
                                ---------------- Long Term Compensation
Name and Principal                               Securities Underlying     All Other
Position                   Year  Salary   Bonus      Options (#)(2)     Compensation(3)
------------------         ---- -------- ------- ---------------------- ---------------
Peter C. Haines........... 1999 $370,888     --           4,000            $  9,409
 President and Chief       1998  372,019     --           7,500               9,132
 Executive Officer(4)      1997  338,700 $72,250        238,000               5,457

Michael T. Sweeney........ 1999  178,821     --             --                6,157
 Vice President--          1998   98,365     --           6,500               2,296
 Technology & Development

Karen S. Slein............ 1999  130,187     --           4,000               5,572
 Vice President--          1998  129,558     --           5,500               5,807
 Human Resources(4)        1997   98,762     --           5,000               1,936

Gary S. Rosenfield........ 1999  119,231     --          24,000             128,446
 Sr. Vice President--
 Sales & Marketing

Thor T. Wallace........... 1999  111,058  25,000         19,000                 359
 Vice President--
 Chief Information Officer

William S. Hurley......... 1999  144,653     --             --                7,506
 former Vice President--   1998  179,914     --           7,500               8,484
 Chief Financial           1997  150,000     --           5,000               2,067
 Officer(4)

--------
(1) In accordance with the rules of the Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the officer for such year.
(2) This column excludes the following options issued in the 1997 Merger upon conversion of outstanding Trotter Inc. options: Mr. Haines (213,653), Mr. Hurley (42,730) and Ms. Slein (10,683).
(3) Consists of the sum of (a) contributions made by the Corporation under its 401(K) Plan, which for 1999 aggregated $8,366 for Mr. Haines, $5,033 for Mr. Sweeney, $5,020 for Ms. Slein, and $5,031 for Mr. Hurley; and (b) the taxable portion of group term life insurance over $50,000, which for 1999 aggregated $1,043 for Mr. Haines, $1,124 for Mr. Sweeney, $552 for Ms. Slein, $305 for Mr. Rosenfield, $359 for Mr. Wallace and $2,475 for Mr. Hurley. Also includes relocation expenses of $128,146 paid to or on behalf of Mr. Rosenfield.
(4)  Includes compensation received from Trotter Inc. prior to the 1997
     Merger.

                             Option Grants in 1999

  The following table shows all grants of options to the Named Executive Officers of the Corporation in 1999:

                                       Individual Grants(1)
                         -------------------------------------------------  Potential Realizable Value at
                                         % of Total                         Assumed Annual Rates of Stock
                            Options    Options Granted Exercise            Appreciation for Option Term(2)
                            Granted    to Employees in  Price   Expiration ----------------------------------
Name                     (# of shares)      1999        ($/Sh)     Date     0% ($)     5% ($)      10% ($)
----                     ------------- --------------- -------- ---------- --------------------- ------------
Peter C. Haines.........     4,000           3.1%      $4.0625   9/14/09    $      0     $10,220 $     25,898
Michael T. Sweeney......       --             --           --        --          --          --           --
Karen A. Slein..........     4,000           3.1%       4.0625   9/14/09           0      10,220       25,898
Gary R. Rosenfield......     4,000           3.1%       4.0625   9/14/09           0      10,220       25,898
                            20,000          15.5%       4.6625   5/24/09           0      57,387      145,429
Thor T. Wallace.........     4,000           3.1%       4.0625   9/14/09           0      10,220       25,898
                            15,000          11.6%         4.25   4/26/09           0      40,092      101,601
William S. Hurley.......       --             --           --        --          --          --           --

--------
(1) The options were granted under the terms of the Corporation's Stock Option Plan at a per share exercise price equal to the market price of a Common Share on the date of grant. The options become exercisable either at the end of three years or over four years in annual increments of 25% beginning one year after the date of grant. The Stock Option Committee has the right to accelerate the exercisability of any of the options.
(2) The potential realizable value is the product of (a) the difference between: (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the adjusted stock price appreciation rate (i.e., the assumed rate of appreciation compounded annually over the term of the option) and (ii) the per-share exercise price of the option; and
     (b) the number of securities underlying the grant at fiscal year-end. The dollar amounts under these columns are the result of calculations at 0% and the 5% and 10% assumed rates of appreciation prescribed by the Securities and Exchange Commission, and, therefore, are not intended to forecast possible future appreciation, if any, of the market price of the Corporation's Common Shares. The actual value that any Named Executive Officer may realize, if any, will depend on the amount by which the market price of the Common Shares at the time of exercise exceeds the exercise price.

                    Aggregated Option Exercises in 1999 and
                       Option Values at December 31, 1999

  The following table provides information as to the value of options held by the Named Executive Officers at year-end measured in terms of the closing price of a Common Share on December 31, 1999 ($2.625 per share). None of the Named Executive Officers exercised any options during 1999.

                                                   Number of Securities     Value of the Unexercised
                            Shares     Value      Underlying Unexercised     In-the-Money Options at
                         Acquired on  Realized Options at Dec. 31, 1999 (#)   Dec. 31, 1999 ($)(2)
  Name                   Exercise (#)  ($)(1)   Exercisable/Unexercisable   Exercisable/Unexercisable
  ----                   ------------ -------- ---------------------------- -------------------------
Peter C. Haines.........      --         --          215,528/247,625                  $0/$0
Michael T. Sweeney......      --         --              1,625/4,875                  $0/$0
Karen A. Slein..........      --         --            14,058/11,125                  $0/$0
Gary S. Rosenfield......      --         --                 0/24,000                  $0/$0
Thor T. Wallace.........      --         --                 0/19,000                  $0/$0
William S. Hurley.......      --         --                 43,730/0                  $0/$0

--------
(1) Value realized is the difference between the market price of a Common Share on the date of exercise and the exercise price of the option, multiplied by the number of Common Shares underlying the option.
(2) Value of unexercised "in-the-money" options is the difference between the market price of a Common Share on December 31, 1999 and the exercise price of the option, multiplied by the number of Common Shares underlying the option.

Employment Agreements

  The Corporation has entered into employment agreements with its executive officers. Under these agreements, the employment may be terminated with or without cause at any time. In the event that the Corporation terminates the officer's employment other than "for cause", the Corporation is obligated to continue normal salary payments for one year (two years, in the case of Mr. Haines). The employment agreements of the executive officers provide that upon a change of control, as defined, the officer may resign and continue to receive salary for six months (one year, in the case of Mr. Haines). Pursuant to the agreement, each officer has agreed not to compete with the Corporation during his employment and for a period of two years thereafter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of March 31, 2000, information with respect to the number of Common Shares of the Corporation beneficially owned by each director and nominee for director of the Corporation, by each of the Named Executive Officers identified herein under the caption "Summary Compensation Table", except Mr. Hurley (who is no longer employed by the Company and as to whom the number of shares owned, if any, is not known), and by all directors and executive officers of the Corporation as a group. Except as otherwise indicated, all shares are owned directly.

                                                 Amount and Nature of Percent
            Name of Beneficial Owner             Beneficial Ownership of Class
            ------------------------             -------------------- --------
UM Holdings Ltd.................................      4,235,856(1)      48.7%
56 Haddon Avenue
Haddonfield, New Jersey 08033

Grace & White, Inc.(2)..........................        864,100          9.9%
515 Madison Avenue
Suite 1700
New York, NY 10022

Surgical Appliance Industries, Inc.(3)..........        529,600          6.1%
3960 Rosslyn Drive
Cincinnati, Ohio 4520

Dimensional Fund Advisors, Inc.(4)..............        478,500          5.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

John Aglialoro, Chairman(5).....................      4,251,738(6)      48.9%
Joan Carter, Vice Chair(5)......................      4,240,604(6)      48.7%
Peter C. Haines, President, CEO, Director.......        215,528(7)       2.4%
Gary S. Rosenfield, Sr. Vice President Sales
 & Marketing....................................          5,000(7)         *
Thor T. Wallace, Vice President--Chief
 Information Officer............................          3,750(7)         *
Michael T. Sweeney, Vice President--Technology
 & Development..................................          1,625(7)         *
Karen A. Slein, Vice President--Human
 Resources......................................         14,058(7)         *
James H. Carll, Director........................          8,784            *
Kay Knight Clarke, Director.....................          6,627            *
Arthur W. Hicks, Jr., Director..................         47,478(7)         *
Jerry Lee, Director.............................         14,021(7)         *
Alan H. Weingarten, Director....................          9,615            *
All directors, nominees and executive officers
 as a group (consisting of 14 persons)..........      4,577,924(7)      50.9%

--------
 *  Less than 1%

(1) Represent shares owned by its wholly-owned subsidiaries, UM Equity Corp. and UM Investment Corporation. These shares have been pledged to a financial institution to secure a loan to UM Holdings Ltd. in the normal course of its business, which pledge could result in a change of control of the Corporation.
(2) Information is based upon filing made with the Securities Exchange Commission. The Corporation assumes no responsibility for the accuracy of such information.
(3) The information concerning Surgical Appliance Industries, Inc. was provided by the shareholder. The Corporation assumes no responsibility for the accuracy of such information. The natural person exercising voting and investment power over such shares is L. Thomas Applegate, President and COO of Surgical Appliance Industries, Inc.
(4) Information is based upon filing made with the Securities Exchange Commission. The Corporation assumes no responsibility for the accuracy of such information. Shares are owned by funds for which Dimensional Fund Advisors, Inc. furnishes investment advice or serves as investment manager, and Dimensional disclaims beneficial ownership.
(5)  Mr. Aglialoro and Ms. Carter's address is the same as UM Holdings.
(6) Includes 4,235,856 shares beneficially owned by UM Holdings Ltd., of which Mr. Aglialoro and Ms. Carter are the principal stockholders and act as executive officers and directors. While Mr. Aglialoro and Ms. Carter are married, each has sole voting and investment power with respect to his or her shares of Common Stock, and the amount next to each person's name reflects the number of shares owned by such person and excludes shares owned by the other.
(7) The amount next to individual's name includes shares which the individual has the right to acquire within sixty days through the exercise of stock options, as follows: Mr. Haines, 215,528 shares; Mr. Rosenfield, 5,000 shares; Mr. Wallace, 3,750 shares; Mr. Sweeney, 1,625 shares; Ms. Slein, 14,058 shares; Mr. Hicks, 42,730 shares; Mr. Lee, 4,273 shares. The number of shares which all directors and executive officers as a group have the right to acquire within sixty days is 286,964 shares of Company Common Stock. In each case the percent of class is calculated on the basis that such shares are deemed outstanding. No voting or investment power exists with respect to shares prior to acquisition.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of l934 requires the Corporation's officers and directors, and any persons who own more than ten percent of the Corporation's Common Shares to file reports of initial ownership of the Corporation's Common Shares and subsequent changes in that ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, directors and greater than ten-percent beneficial owners are also required to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Corporation, or written representations from certain reporting persons that no Forms 5 were required, the Corporation believes that during 1999 all Section 16(a) filing requirements were complied with.

                SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
                            FOR 2001 ANNUAL MEETING

  Any proposals by a shareholder intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Corporation no later than December 19, 2000 and be in compliance with applicable Securities and Exchange Commission regulations, for inclusion in the Corporation's proxy statement relating to such meeting.

  The Corporation's by-laws provide that any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage pre-paid, to the Secretary of the Corporation not later than (i) with respect to an election held at an annual meeting of shareholders, 90 days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. A copy of the pertinent by-law provision, which sets forth additional requirements for the form of such notice, is available on request to the Corporate Secretary, Cybex International, Inc., 10 Trotter Drive, Medway, Massachusetts 02053.

  In accordance with Rule 14a-4(c) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the holders of proxies solicited by the Board of Directors in connection with the 2001 Annual Meeting may vote such proxies in their discretion on certain matters as more fully described in such rule, including without limitation on any matter coming before the meeting as to which the Corporation does not have notice on or before March 4, 2001.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Corporation for the fiscal year ending December 31, 2000. Representatives of Arthur Andersen LLP are expected to attend the 2000 Annual Meeting of Shareholders of the Corporation and will be afforded an opportunity to make a statement and to respond to appropriate questions.

                            SOLICITATION OF PROXIES

  Proxies may be solicited by directors, officers and a small number of regular employees of the Corporation personally or by mail, telephone, telegraph or otherwise, but such persons will not be specially compensated for such service. Banks and brokers will be requested to solicit proxies from their customers, where appropriate, and the Corporation will reimburse them for their reasonable expenses. The cost of such solicitation will be borne by the Corporation.

                                 OTHER MATTERS

  Management is not aware of any matters to be presented for action at the meeting other than the election of directors and does not intend to bring any other matters before the meeting. However, if other matters properly come before the meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion.

                                          By Order of the Board of Directors

                                          Joan Carter
                                          Secretary

Medway, Massachusetts
April 18, 2000

REVOCABLE PROXY
CYBEX INTERNATIONAL, INC.
PLEASE MARK VOTES
AS IN THIS EXAMPLE

2000 Annual Meeting of Shareholders
PROXY FOR HOLDERS OF COMMON STOCK
Proxy Solicited on Behalf of The Board of Directors
The undersigned hereby appoints Peter C. Haines, Paul O. Webber III and James H. Carll, or any of them, with full power of substitution, the proxy of the undersigned to represent the undersigned at the Annual Meeting of Shareholders of Cybex International, Inc. to be held on May 23, 2000, or at any adjournment or postponement thereof, and to vote the number of shares of the Common Stock of Cybex International, Inc. which the undersigned would be entitled to vote if personally present:
Please be sure to sign and date
this Proxy in the box below.
     Date
Shareholder sign above
Co-holder (if any) sign above
E
S
O
P
            With-    For All
     For    hold     Except

1. The election as directors of all nominees listed (except as marked to the contrary below):
John Aglialoro    Jerry Lee
INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.
2. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, shares of the Common Stock represented by this proxy will be voted FOR the election of the nominees listed above. This proxy may be revoked at any time prior to the time it is voted.
When signing the proxy, please date it and take care to have the signature conform to the shareholder's name as it appears on this proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.
You are urged to sign and return your proxy without delay in the return envelope provided for that purpose which requires no postage if mailed in the United States.
Detach above care, sign, date and mail in postage paid envelope provided.
CYBEX INTERNATIONAL, INC.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

REVOCABLE PROXY
CYBER INTERNATIONAL, INC.
PLEASE MARK VOTES
AS IN THIS EXAMPLE

2000 Annual Meeting of Shareholders
PROXY FOR HOLDERS OF COMMON STOCK
Proxy Solicited on Behalf of The Board of Directors
The undersigned hereby appoints Peter C. Haines, Paul O. Webber III and James H. Carll, or any of them, with full power of substitution, the proxy of the undersigned to represent the undersigned at the Annual Meeting of Shareholders of Cybex International, Inc. to be held on May 23, 2000, or at any adjournment or postponement thereof, and to vote the number of shares of the Common Stock of Cybex International, Inc. which the undersigned would be entitled to vote if personally present:
Please be sure to sign and date
this Proxy in the box below.
      Date
Shareholder sign above
Co-holder (if any) sign above
            With-   For All
      For   hold    Except
1. The election as directors of all nominees listed (except as marked to the contrary below):
John Aglialoro    Jerry Lee
INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.
2. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, shares of the Common Stock represented by this proxy will be voted FOR the election of the nominees listed above. This proxy may be revoked at any time prior to the time it is voted.
When signing the proxy, please date it and take care to have the signature conform to the shareholder's name as it appears on this proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.
You are urged to sign and return your proxy without delay in the return envelope provided for that purpose which requires no postage if mailed in the United States.
Detach above card, sign, date and mail in postage paid envelope provided.
CYBEX INTERNATIONAL, INC.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY